UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

MGM Growth Properties LLC

(Exact name of registrant as specified in its charter)

Delaware	001-37733	47-5513237
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6385 S. Rainbow Blvd., Suite 500, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip code)

(702) 669-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Board of Directors (the “Board”) of MGM Growth Properties LLC (the “Company”) has determined that it intends to hold the Company’s first Annual Meeting of Shareholders (the “2017 Annual Meeting”) on May 31, 2017, at a time and location to be specified in the Company’s proxy statement. Shareholders of record as of the close of business on April 5, 2017 shall be entitled to vote at the 2017 Annual Meeting.

The 2017 Annual Meeting is the Company’s first annual meeting as a public company. Shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting (the “Proxy Materials”) pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by our Company Secretary at MGM Growth Properties LLC, 6385 S. Rainbow Boulevard, Suite 500, Las Vegas, Nevada 89118, no later than 5:00 p.m. Pacific Time on March 2, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must comply with Rule 14a-8 under the Exchange Act and any applicable requirements of the Company’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”).

A shareholder intending to submit a proposal outside the processes of Rule 14a-8 or to nominate persons for election to serve as a director of the Company, in each case in connection with the 2017 Annual Meeting, must provide written notice of such proposal or nomination in accordance with the requirements set forth in the Company’s LLC Agreement. To be considered timely, any such notice must be received by the Company’s Secretary at the address above no later than the close of business on March 2, 2017, the 90th day before the 2017 Annual Meeting. Any such shareholder notice must comply with the requirements of the Company’s LLC Agreement and will not be effective otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017

MGM Growth Properties LLC

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Secretary

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